EXHIBIT 99.1

ORCHID ISLAND CAPITAL ANNOUNCES
JANUARY 2019 MONTHLY DIVIDEND AND
DECEMBER 31, 2018 RMBS PORTFOLIO CHARACTERISTICS

•	January 2019 Monthly Dividend of $0.08 Per Share
•	Estimated Book Value Per Share as of December 31, 2018 of $6.84
•	Estimated GAAP net loss of $0.52 per share for the quarter ended December 31, 2018, including an estimated $0.80 per share of net realized and unrealized losses on RMBS and derivative instruments
•	Estimated (6.3)% total return on equity for the quarter, or (25.4)% annualized
•	Estimated book value, net loss and return on equity amounts are preliminary, subject to change, and subject to review by the Company’s independent registered public accounting firm
•	RMBS Portfolio Characteristics as of December 31, 2018
•	Repurchased 1,743,445 shares through stock repurchase plan in December 2018
•	Next Dividend Announcement Expected February 13, 2019

Vero Beach, Fla., January 9, 2019 - Orchid Island Capital, Inc. (the “Company”) (NYSE:ORC) announced today that the Board of Directors (the “Board”) declared a monthly cash dividend for the month of January 2019. The dividend of $0.08 per share will be paid February 8, 2019 to holders of record on January 31, 2019, with an ex-dividend date of January 30, 2019. The Company plans on announcing its next dividend after the Board’s meeting on February 13, 2019.

The Company intends to make regular monthly cash distributions to its stockholders. In order to qualify as a real estate investment trust (“REIT”), the Company must distribute annually to its stockholders an amount at least equal to 90% of its REIT taxable income, determined without regard to the deduction for dividends paid and excluding any net capital gain. The Company will be subject to income tax on taxable income that is not distributed and to an excise tax to the extent that a certain percentage of its taxable income is not distributed by specified dates. The Company has not established a minimum distribution payment level and is not assured of its ability to make distributions to stockholders in the future.

As of January 9, 2019, the Company had 48,662,448 shares outstanding. At December 31, 2018, the Company had 49,132,423 shares outstanding. At September 30, 2018, the Company had 52,039,168 shares outstanding.

Estimated December 31, 2018 Book Value Per Share

The Company’s estimated book value per share as of December 31, 2018 was $6.84.  The Company computes book value per share by dividing total stockholders' equity by the total number of outstanding shares of common stock. At December 31, 2018, the Company's preliminary estimated total stockholders' equity was approximately $336.1 million with 49,132,423 shares of common stock outstanding. These figures and the resulting estimated book value per share are preliminary, subject to change, and subject to review by the Company’s independent registered public accounting firm.

Estimated Net Income Per Share and Realized and Unrealized Gains and Losses on RMBS and Derivative Instruments

The Company estimates it generated a net loss per share of $0.52, which includes $0.80 per share of net realized  and unrealized losses on RMBS and derivative instruments for the quarter ended December 31, 2018.  These amounts compare to total dividends declared during the quarter of $0.24 per share.  Net income per common share calculated under generally accepted accounting principles can, and does, differ from our REIT taxable income.  The Company views REIT taxable income as a better indication of income to be paid in the form of a dividend rather than net income. Many components of REIT taxable income can only be estimated at this time and our monthly dividends declared are based on both estimates of REIT taxable income to be earned over the course of the current quarter and calendar year and a longer-term estimate of the REIT taxable income of the Company. These figures are preliminary, subject to change, and subject to review by the Company’s independent registered public accounting firm.

Estimated Return on Equity

The Company’s estimated total return on equity for the quarter ended December 31, 2018 was (6.3)%, or (25.4)% on an annualized basis. The Company calculates total return on equity as the sum of dividends declared and paid during the quarter plus changes in book value during the quarter, divided by the Company’s stockholders’ equity at the beginning of the quarter.  The total return was $(0.48) per share, comprised of dividends per share of $0.24 and a decrease in book value per share of $0.72 from September 30, 2018.

RMBS Portfolio Characteristics

Details of the RMBS portfolio as of December 31, 2018 are presented below. These figures are preliminary and subject to change and, with respect to figures that will appear in the Company’s financial statements and associated footnotes as of and for the quarter ended December 31, 2018, are subject to review by the Company’s independent registered public accounting firm.

•	RMBS Valuation Characteristics
•	RMBS Assets by Agency
•	Investment Company Act of 1940 Whole Pool Test Results
•	Repurchase Agreement Exposure by Counterparty
•	RMBS Risk Measures

About Orchid Island Capital, Inc.

Orchid Island Capital, Inc. is a specialty finance company that invests in Agency RMBS that are either traditional pass-through Agency RMBS or structured Agency RMBS. Orchid Island Capital, Inc. has elected to be taxed as a REIT for federal income tax purposes.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. These forward-looking statements include, but are not limited to, statements about the Company’s distributions. These forward-looking statements are based upon Orchid Island Capital, Inc.’s present expectations, but these statements are not guaranteed to occur. Investors should not place undue reliance upon forward-looking statements. For further discussion of the factors that could affect outcomes, please refer to the “Risk Factors” section of the Company’s Form 10-K for the year ended December 31, 2017.

RMBS Valuation Characteristics
($ in thousands)
									Realized	Realized
									Dec 2018	Oct - Dec	Modeled	Modeled
					Net			Weighted	CPR	2018 CPR	Interest	Interest
			%		Weighted			Average	(1-Month)	(3-Month)	Rate	Rate
	Current	Fair	of	Current	Average			Maturity	(Reported	(Reported	Sensitivity	Sensitivity
Type	Face	Value(1)	Portfolio	Price	Coupon	GWAC	Age	(Months)	in Jan)	in Jan)	(-50 BPS)(2)	(+50 BPS)(2)
ARM RMBS
ARM RMBS	$1,347	$1,437	0.05%	$106.73	4.75%	5.19%	170	190	0.05%	0.06%	$11	$(9)
Total ARM RMBS	1,347	1,437	0.05%	106.73	4.75%	5.19%	170	190	0.05%	0.06%	11	(9)
Fixed Rate RMBS
Fixed Rate CMO	717,084	741,927	24.61%	103.46	4.27%	4.61%	10	348	5.80%	6.66%	2,740	(6,071)
Fixed Rate CMO Total	717,084	741,927	24.61%	103.46	4.27%	4.61%	10	348	5.80%	6.66%	2,740	(6,071)
15yr 3.5	2,708	2,752	0.09%	101.62	3.50%	3.83%	63	116	0.15%	12.58%	51	(51)
15yr 4.0	745,906	769,042	25.51%	103.10	4.00%	4.55%	6	172	5.42%	6.21%	13,278	(14,267)
15yr Total	748,614	771,794	25.60%	103.10	4.00%	4.54%	6	171	5.40%	6.24%	13,329	(14,318)
20yr 4.0	91,296	94,163	3.13%	103.14	4.00%	4.48%	17	219	10.13%	6.37%	2,064	(2,137)
20yr 4.5	18,409	19,142	0.63%	103.98	4.50%	5.13%	9	230	0.53%	4.80%	254	(314)
20yr Total	109,705	113,305	3.76%	103.28	4.08%	4.59%	16	221	8.52%	6.10%	2,318	(2,451)
30yr 4.0	257,138	263,390	8.74%	102.43	4.00%	4.49%	24	333	5.94%	4.85%	5,742	(6,792)
30yr 4.5	773,337	805,545	26.72%	104.16	4.50%	4.93%	11	348	6.03%	7.83%	10,647	(14,235)
30yr 5.0	166,038	176,940	5.87%	106.57	5.00%	5.50%	10	348	9.43%	7.97%	2,379	(2,996)
30yr Total	1,196,513	1,245,875	41.33%	104.13	4.46%	4.91%	14	345	6.48%	7.06%	18,768	(24,023)
Total Fixed Rate RMBS	2,771,916	2,872,901	95.30%	103.64	4.27%	4.72%	11	294	6.09%	6.70%	37,155	(46,863)
Total Pass Through RMBS	2,773,263	2,874,338	95.35%	103.64	4.27%	4.72%	11	294	6.09%	6.69%	37,166	(46,872)
Structured RMBS
Interest-Only Securities	772,857	116,415	3.86%	15.06	3.74%	4.33%	58	254	7.69%	8.32%	(14,440)	11,747
Inverse Interest-Only Securities	225,643	23,751	0.79%	10.53	2.65%	4.86%	54	297	10.81%	10.43%	2,292	(2,918)
Total Structured RMBS	998,500	140,166	4.65%	14.04	3.49%	4.45%	57	264	8.39%	9.02%	(12,148)	8,829
Total Mortgage Assets	$3,771,763	$3,014,504	100.00%		4.06%	4.65%	23	286	6.70%	7.21%	$25,018	$(38,043)

			Interest	Interest
	Average	Hedge	Rate	Rate
	Notional	Period	Sensitivity	Sensitivity
Hedge	Balance	End	(-50 BPS)(1)	(+50 BPS)(1)
Eurodollar Futures	$(1,725,000)	Mar-2021	$(17,250)	$17,250
Swaps	(1,260,000)	Oct-2020	(12,958)	12,958
5-Year Treasury Future	(165,000)	May-2023(3)	(3,477)	4,895
TBA	(250,000)	Jan-2018	(6,103)	7,207
Swaptions	(700,000)	Jan-2028	(120)	5,266
Hedge Total	$(4,100,000)		$(39,908)	$47,576
Rate Shock Grand Total			$(14,890)	$9,533

(1)	Amounts in the tables above exclude assets with a fair value of approximately $220.3 million sold in December 2018, which settle in January 2019.
(2)
Modeled results from Citigroup Global Markets Inc. Yield Book. Interest rate shocks assume instantaneous parallel shifts and horizon prices are calculated assuming constant LIBOR option-adjusted spreads. These results are for illustrative purposes only and actual results may differ materially.

(3)	Five year treasury futures contracts were valued at prices of $114.69 at December 31, 2018. The notional contract value of the short position was $189.2 million.

RMBS Assets by Agency			Investment Company Act of 1940 Whole Pool Test
($ in thousands)			($ in thousands)
		Percentage			Percentage
	Fair	of		Fair	of
Asset Category	Value(1)	Portfolio	Asset Category	Value(1)	Portfolio
As of December 31, 2018			As of December 31, 2018
Fannie Mae	$1,527,055	50.7%	Non-Whole Pool Assets	$1,063,874	35.3%
Freddie Mac	1,483,406	49.2%	Whole Pool Assets	1,950,630	64.7%
Ginnie Mae	4,043	0.1%	Total Mortgage Assets	$3,014,504	100.0%
Total Mortgage Assets	$3,014,504	100.0%

(1)	Amounts in the tables above exclude assets with a fair value of approximately $220.3 million sold in December 2018, which settle in January 2019.

Borrowings By Counterparty
($ in thousands)
			Weighted	Weighted
		% of	Average	Average
	Total	Total	Repo	Maturity	Longest
As of December 31, 2018	Borrowings(1)	Debt	Rate	in Days	Maturity
RBC Capital Markets, LLC	$441,529	14.5%	2.62%	25	1/30/2019
Mirae Asset Securities (USA) Inc.	343,137	11.3%	2.53%	41	3/7/2019
J.P. Morgan Securities LLC	335,410	11.1%	2.58%	12	1/18/2019
ING Financial Markets LLC	325,585	10.8%	2.61%	20	2/12/2019
Wells Fargo Bank, N.A.	264,044	8.7%	2.70%	35	2/11/2019
Cantor Fitzgerald & Co	250,738	8.3%	2.56%	45	3/7/2019
Mitsubishi UFJ Securities (USA), Inc	205,392	6.8%	2.55%	47	2/19/2019
ABN AMRO Bank N.V.	156,037	5.2%	2.59%	31	2/4/2019
ICBC Financial Services LLC	137,667	4.6%	2.68%	62	3/15/2019
Citigroup Global Markets Inc	112,817	3.7%	2.61%	27	2/11/2019
FHLB-Cincinnati	97,280	3.2%	3.92%	2	1/2/2019
South Street Securities, LLC	82,833	2.7%	2.57%	30	2/14/2019
Natixis, New York Branch	57,709	1.9%	2.80%	16	1/18/2019
Lucid Cash Fund USG LLC	50,814	1.7%	2.71%	17	1/17/2019
ASL Capital Markets Inc.	38,906	1.3%	2.55%	44	2/13/2019
Bank of Montreal	35,481	1.2%	2.70%	14	1/14/2019
Guggenheim Securities, LLC	26,395	0.9%	2.66%	60	3/1/2019
Lucid Prime Fund, LLC	21,424	0.7%	2.74%	17	1/17/2019
Merrill Lynch, Pierce, Fenner & Smith	18,061	0.6%	3.06%	28	1/28/2019
ED&F Man Capital Markets Inc	13,751	0.5%	2.60%	38	2/7/2019
J.V.B. Financial Group, LLC	10,042	0.3%	2.54%	46	2/15/2019
Total Borrowings	$3,025,052	100.0%	2.65%	31	3/15/2019

(1)
In December 2018, the Company sold assets with a fair value of approximately $220.3 million, which settle in January 2019 that collateralize approximately $213.5 million of repurchase agreements included in the table above.

Contact:

Orchid Island Capital, Inc.
Robert E. Cauley
3305 Flamingo Drive, Vero Beach, Florida 32963
Telephone: (772) 231-1400